                                                                Exhibit 10.15



                                      LEASE

                                     BETWEEN

                    HAYWARD POINT EDEN I LIMITED PARTNERSHIP
                                  ("Landlord")

                                       and

                                 RIBOGENE, INC.
                                   ("Tenant")

                                TABLE OF CONTENTS


1. PREMISES
     1.1.      Premises................................................1
     1.2.      Landlord's Reserved Rights..............................1
     1.3.      First Refusal Right.....................................2

2. TERM................................................................2
     2.1.      Term....................................................2
     2.2.      Early Possession........................................3
     2.3.      Delay In Possession
     2.4.      Construction............................................4
     2.5.      Acknowledgement Of Lease Commencement...................4
     2.6.      Holding Over............................................5
     2.7.      Option To Extend Term...................................5

3. RENTAL..............................................................5
     3.1.      Minimum Rental..........................................5
     3.2.      Late Charge.............................................8

4. TAXES ..............................................................8
     4.1.      Personal Property.......................................8
     4.2.      Real Property...........................................8

5. OPERATING EXPENSES..................................................9
     5.1.      Payment Of Operating Expenses...........................9
     5.2.      Definition Of Operating Expenses........................9
     5.3.      Determination Of Operating Expenses....................10
     5.4.      Final Accounting For Lease Year........................10
     5.5.      Proration..............................................11

6. UTILITIES..........................................................11
     6.1.      Payment................................................11
     6.2.      Interruption...........................................11

7. ALTERATIONS........................................................12
     7.1.      Right To Make Alterations..............................12
     7.2.      Title To Alterations...................................12
     7.3.      Tenant Fixtures........................................12
     7.4.      No Liens...............................................12

8. MAINTENANCE AND REPAIRS............................................13
     8.1.      Landlord's Work........................................13
     8.2.      Tenant's Obligation for Maintenance....................13
               (a)  Good Order, Condition and Repair..................13
               (b)  Landlord's Remedy.................................13
               (c)  Condition Upon Surrender..........................13

9. USE OF PREMISES....................................................14
     9.1.      Permitted Use..........................................14
     9.2.      [Omitted.].............................................14
     9.3.      No Nuisance............................................14
     9.4.      Compliance With Laws...................................14
     9.5.      Liquidation Sales......................................15
     9.6.      Environmental Matters..................................15

10. INSURANCE AND INDEMNITY...........................................16
     10.1.     Insurance..............................................16
     10.2.     Quality of Policies and Certificates...................16
     10.3.     Workers' Compensation..................................16
     10.4.     Waiver of Subrogation..................................16
     10.5.     Increase In Premiums...................................17
     10.6.     Indemnification........................................17
     10.7.     Blanket Policy.........................................17

11. SUBLEASE AND ASSIGNMENT...........................................17
     11.1.     Assignment And Sublease Of Premises....................17
     11.2.     Rights Of Landlord.....................................18

12. RIGHT OF ENTRY AND QUIET ENJOYMENT................................18
     12.1.     Right Of Entry.........................................18
     12.2.     Quiet Enjoyment........................................19

13. CASUALTY AND TAKING...............................................19
     13.1.     Termination Or Reconstruction..........................19
     13.2.     Tenant's Rights........................................19
     13.3.     Lease To Remain In Effect..............................20
     13.4.     Reservation Of Compensation............................20
     13.5.     Restoration of Fixtures................................20

14. DEFAULT...........................................................20
     14.1.     Events Of Default......................................20
               (a)  Abandonment.......................................20
               (b)  Nonpayment........................................20
               (c)  Other Obligations............,....................20
               (d)  General Assignment................................21
               (a)  Bankruptcy........................................21
               (f)  Receivership......................................21
               (g)  Attachment........................................21
               (h)  Insolvency........................................21
     14.2.     Remedies Upon Tenant's Default.........................21
     14.3.     Remedies Cumulative....................................22

15. SUBORDINATION, ATTORNMENT AND SALE................................22
     15.1.     Subordination To Mortgage..............................22
     15.2.     Sale of Landlord's Interest............................23
     15.3.     Estoppel Certificates..................................23
     15.4.     Subordination To CC&R's................................23

16. SECURITY..........................................................23
     16.1.     Deposit................................................23

17. MISCELLANEOUS.....................................................24
     17.1.     Notices................................................24
     17.2.     Successors And Assigns.................................25
     17.3.     No Waiver..............................................25
     17.4.     Severability...........................................25
     17.5.     Litigation Between Parties.............................25
     17.6.     Surrender..............................................25
     17.7.     Interpretation.........................................25
     17.8.     Entire Agreement.......................................25
     17.9.     Governing Law..........................................26
     17.10.    No Partnership.........................................26
     17.11.    Financial Information..................................26
     17.12.    Costs..................................................26
     17.13.    Time...................................................26
     17.14.    Rules And Regulations..................................26
     17.15.    Brokers................................................26
     17.16.    Memorandum Of Lease....................................26
     17.17.    Corporate Authority....................................27
     17.18.    Parking................................................27
     17.19.    Signage................................................27
     17.20.    Stock Warrants.........................................27

EXHIBITS

A       Location of Premises
B       Real Property Description
C       Construction
D       Acknowledgement Of Lease Commencement
E       Time Line
F       Building Standard Specification

                                      LEASE


      THIS LEASE is made and entered into as of the 7th day of March, 1997, by and between HAYWARD POINT EDEN I LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and RIBOGENE, INC., a California corporation ("Tenant").


                          THE PARTIES AGREE AS FOLLOWS:


                                   1. PREMISES

      1.1. Premises. Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the premises (the "Premises") designated in Exhibit A attached hereto and incorporated herein by this reference, consisting of approximately 25,000 square feet of space located within Building J (the "Building") in the BRITANNIA POINT EDEN BUSINESS PARK (the "Center") in the City of Hayward, County of Alameda, State of California, commonly known as 3980 Point Eden Way, Hayward, CA 94545. The Center occupies the real property described in Exhibit B attached hereto and incorporated herein by this reference (the "Property"); the Building occupies Lot 3 of the Property. The Center presently consists of Buildings A, B, C, D, E, F, G, H and K as shown on Exhibit A attached hereto; Building J is under construction, and Buildings L, M and N are proposed to be constructed in the future. Landlord also grants to Tenant, pursuant to this Lease, the non-exclusive right to use any common areas of the Center as improved from time to time for such purpose and as designated from time to time in any Declaration of Covenants, Conditions and Restrictions or similar document affecting the Property.

      1.2. Landlord's Reserved Rights. Landlord reserves the right from time to time to (i) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls or leading through the Premises in locations which will not materially interfere with Tenant's use thereof, (ii) relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are so located or located elsewhere outside the Premises, (iii) make alterations or additions to the Building, (iv) construct, alter or add to other buildings or improvements on the Property, (v) build adjoining to the Property, and (vi) lease any part of the Property for the construction of improvements or buildings. Landlord may modify or enlarge the common area, alter or relocate accesses to the Premises, or alter or relocate any common facility. Prior to exercising any such rights, Landlord shall give reasonable advance notice to Tenant (except in case of emergency, in which event no advance notice shall be required but Landlord shall use reasonable efforts to notify Tenant as soon as possible), which notice shall be given not less than five (5) business days prior to entry (except in case of emergency), shall not be required to be given more than thirty (30) days prior to entry, and within that range shall precede the entry by a period of time which is reasonably proportional to the extent of any disruption that Landlord's entry will cause with respect to Tenant's business activities. Landlord shall use reasonable diligence in pursuing and completing any work performed under this Section 1.2. Landlord shall not exercise rights reserved to it pursuant to this Section 1.2 in such a manner as to materially impair Tenant's ability to conduct its activities in the normal manner; provided, however, that the foregoing portion of this sentence shall not limit or restrict Landlord's right to undertake reasonable construction activity and Tenant's use of the Premises shall be subject to reasonable temporary disruption incidental to such activity diligently prosecuted.

      1.3. First Refusal Right. Landlord gives Tenant, on the terms set forth in this Section 1.3, a First Refusal Right with respect to (a) the adjacent space of approximately 5,000 square feet in Building J, (b) the existing Buildings F and D as shown on Exhibit A, and (c) Building M (still to be built) as shown on Exhibit A. The areas described in clauses (a) through (c) of the preceding sentence are collectively referred to herein as the "Option Space" and are designated as such on Exhibit A. If Landlord intends during the term of this Lease to lease all or any portion of the Option Space to a "New Tenant" (which term shall mean any person or entity other than the tenant which leases such portion of the Offered Space on the date hereof, an affiliate of such existing tenant or a successor in interest to such existing tenant pursuant to a merger, reorganization, assignment or other similar transaction), and if Tenant is not then in default under this Lease, Landlord shall give written notice of such intention to Tenant, specifying the material terms on which Landlord proposes to lease the Option Space or portion thereof (the "Offered Space") to the New Tenant, and shall offer to Tenant the opportunity to lease the Offered Space on the terms specified in Landlord's notice. Tenant shall have ten (10) days after the date of giving of such notice by Landlord in which to accept such offer by written notice to Landlord. Upon such acceptance by Tenant, the Offered Space shall be leased to Tenant on the terms set forth in Landlord's notice and on the additional terms and provisions set forth herein (except to the extent inconsistent with the terms set forth in Landlord's said notice) and the parties shall promptly execute an amendment to this Lease adding the Offered Space to the Premises and making any appropriate amendments to provisions of this Lease to reflect different rent and other obligations applicable to the Offered Space under the terms of Landlord's said notice. If Tenant requests that Landlord agree to alter the terms for the Offered Space so that Tenant's lease of such space would be coterminous with the term of this Lease, or requests any other changes in, the terms specified in Landlord's said notice with respect to the Offered Space, Landlord agrees to give reasonable consideration to such a request, but Landlord shall not be obligated to agree to such a request and the making of such request shall not extend the time period within which Tenant is required to exercise its rights hereunder. If Tenant does not accept Landlord's offer within the allotted time, Landlord shall thereafter have the right to lease the Offered Space to a third party, at any time within one hundred eighty
(180) days after Tenant's failure to accept Landlord's offer, at a minimum rental and on other terms and conditions not more favorable to the lessee than the minimum rental and other terms offered to Tenant in Landlord's said notice. If Tenant does not accept Landlord's offer and Landlord does not lease the Offered Space to a third party within one hundred eighty (180) days, this First Refusal Right shall reattach to that space. The intent of the parties with respect to this Section 1.3 is that with respect to each portion of the Offered Space that is presently leased to or occupied by an existing tenant, Tenant's First Refusal Right shall be subject and subordinate to any and all rights now held by or hereafter granted to such existing tenant (or to any affiliate of or successor in interest to such tenant), regardless of whether pursuant to such tenant's existing lease or pursuant to a lease extension or new lease negotiated in the future, and that Tenant's First Refusal Right shall apply only when Landlord elects to attempt to lease any portion of the Offered Space to a New Tenant as defined herein.


                                    2. TERM

      2.1.  Term.

            (a) The term of this Lease shall commence on the earlier to occur of (i) the date which is five (5) days after the date Landlord notifies Tenant that Landlord's work pursuant to Section 2.4 and Exhibit C is substantially complete, or (ii) the date Tenant takes occupancy of the Premises (except as otherwise provided in Section 2.2), the earlier of such dates being herein called the "Commencement Date," and shall and on the day immediately preceding the date 180 Months thereafter, unless sooner terminated or extended (if applicable) as hereinafter provided. Landlord will use its best endeavors to provide occupancy by October 1, 1997. Notwithstanding the foregoing provisions, a Commencement Date established under clause (i) of the first sentence of this subsection shall not occur unless and until a certificate of occupancy has been issued for the Premises by the City of Hayward, interior finish items to be constructed by Landlord have been completed to a sufficient extent that the Premises may reasonably be used for their intended purpose, all building systems (including HVAC, exhaust fans and hoods) are operational, and all common area improvements on Lot 3 are substantially complete.

            (b) If, at any time after the eighth (8th) anniversary of the Commencement Date, Landlord is unable to accommodate Tenant's expansion requirements in accordance with the terms of this subsection, then, notwithstanding any other provisions of this Lease, Tenant shall have the right to terminate this Lease by written notice to Landlord, subject to satisfaction of each of the following conditions: (i) Tenant shall not be in default with respect to any of its obligations under this Lease at the time such notice is given; (ii) Tenant's notice of exercise of such right shall be given to Landlord at least one hundred eighty (180) days prior to the date of requested termination; and (iii) Tenant shall pay to Landlord in cash, on or before the termination date specified in Tenant's notice, an amount equal to the sum of (x) six (6) months' minimum rental at the rate applicable under Section 3.1(a) hereof for the six (6) months immediately preceding the specified termination date, plus (y) six (6) months' additional rent at the rate applicable for Operating Expenses under Article 5 hereof for the six (6) months immediately preceding the specified termination date. If Tenant fails to comply strictly with each of the foregoing conditions, any purported exercise of this early termination right shall be null, void and of no force or effect. For purposes of this Section 2.1(b), Landlord shall be deemed to be unable to accommodate Tenant's expansion requirements only if Tenant has given written notice of such requirements (defined in good faith and in reasonable detail as to the nature, extent and timing thereof) to Landlord and either (A) Landlord has no space available in the Center to offer to Tenant to meet such needs within a time frame reasonably consistent with Tenant's needs as specified in its notice, or
(B) Landlord has such space available but, after reasonable, diligent and good faith negotiations by both parties, the parties are unable to reach agreement, within sixty (60) days after Tenant's notice, upon mutually acceptable terms for the leasing of such space to Tenant, taking into account (among all relevant factors) Tenant's requirements as specified in its notice, the rental terms and conditions then prevailing at the Center, and the availability (including rental terms and timing) of other space elsewhere in the relevant market meeting Tenant's specified needs.

      2.2. Early Possession. For the purpose of setting up Tenant's operation and systems, Landlord hereby grants permission for Tenant to occupy or use the Premises prior to the Commencement Date set forth in Section 2.1, which occupancy or use shall be subject to and upon all of the terms and conditions of this Lease, excluding the obligation to pay rent and other charges, unless Landlord and Tenant agree otherwise; provided, however, that such early possession shall not advance or otherwise affect the Commencement Date or the termination date set forth in Section 2.1(a); and provided further, that Tenant shall not interfere with or delay Landlord's contractors by such early possession and shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all claims, demands, liabilities, actions, losses, costs and expenses, including (but not limited to) reasonable attorneys' fees, arising out of or in connection with Tenant's early entry upon the Premises hereunder.

      2.3. Delay In Possession. Landlord agrees to use its best reasonable efforts to complete the work described in Section 2.4 and Exhibit C promptly, diligently and within the respective time periods set forth in the timeline attached hereto as Exhibit E and incorporated herein by this reference, as such timeline may be modified from time to time by mutual agreement of Landlord and Tenant, and subject to the effects of any delays caused by or attributable to Tenant or to any other circumstances beyond Landlord's reasonable control (excluding any financial inability); provided, however, that except to the extent caused by a material default by Landlord of its obligations set forth in this Lease (including, but not limited to, its obligations set forth in this Section 2.3 and in Section 2.4 and Exhibit C), Landlord shall not be liable for any damages caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder.

      2.4. Construction. The obligation of Landlord to perform work to improve the Premises for occupancy is set forth in Exhibit C attached hereto and incorporated herein by this reference. Except as set forth in Exhibit C, Landlord shall have no responsibilities or obligations with respect to preparation of the Premises for Tenant's occupancy. Acceptance by Tenant of possession of the Premises after performance of such work, if any, by Landlord shall constitute acceptance by Tenant of such work in its then completed condition and Landlord shall have no further responsibility of any kind or character for improvement of the Premises or in connection with such work; provided, however, that within thirty (30) days after the Commencement Date, Tenant may furnish to Landlord a "punch list" identifying any items or matters in the Premises which are not constructed in accordance with the plans and specifications approved under Exhibit C hereto and Landlord shall promptly and diligently correct all such matters at its sole cost and expense; and provided further, that notwithstanding anything to the contrary contained herein, Landlord warrants to Tenant, effective as of the Commencement Date, that (i) the Building, the interior improvements in the Premises and the improvements in the common areas on Lot 3 are substantially completed and are free from material defects in design and construction, (ii) the electrical, mechanical, plumbing, lighting and HVAC systems, and the loading doors, if any, on the Building are in good operating condition (to the extent necessary to serve the Premises) and are free of material defects in design, equipment and/or installation, and (iii) the interior improvements in the Premises have been constructed in compliance in all material respects with the plans and specifications developed and approved pursuant to Exhibit C. If it is determined that the warranty set forth in the preceding sentence has been violated in any respect, then it shall be the responsibility of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, correct the condition(s) constituting such violation. The foregoing warranty, however, shall extend only for one (1) year after the Commencement Date, and Tenant's failure to give written notice of a violation to Landlord within one (1) year after the Commencement Date shall give rise to a conclusive presumption that Landlord has complied with all Landlord's obligations under this Section 2.4 and Exhibit C. TENANT ACKNOWLEDGES THAT THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE BUILDING AND IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE. Notwithstanding the foregoing, Landlord also agrees that if any construction defects or other problems arise after the expiration of Landlord's warranties hereunder but at a time when contractor's, manufacturer's or supplier's warranties remain in effect with respect to the defect or problem, then at Landlord's election Landlord shall either (A) assign such third-party warranties to Tenant to the extent necessary to enable Tenant to pursue direct enforcement thereof or (B) use all reasonable efforts to enforce such warranties for Tenant's benefit with respect to the applicable defect or problem. Landlord also agrees to make available to Tenant any operating manuals, training programs and other forms of information and assistance provided by the contractors, manufacturers or suppliers with respect to machinery and equipment installed in the Premises, but Landlord shall not be required to bear any separate charges imposed by the contractors, manufacturers or suppliers for such manuals, programs or other forms of information or assistance.

      2.5. Acknowledgement Of Lease Commencement. Upon commencement of the term of this Lease, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date, date of termination and related matters, substantially in the form attached hereto as Exhibit D (with appropriate insertions), which acknowledgement shall be deemed to be incorporated herein by this reference.

      2.6. Holding Over. If Tenant holds possession of the Premises after the term of this Lease, with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at 125% of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises after the term of this Lease without Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at 150% of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees) resulting from any delay by Tenant in surrendering the Premises (except with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

      2.7. Option To Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.1(d) and (e) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five
(5) years each, commencing upon expiration of the initial term hereof. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least six (6) months and not more than eight (8) months prior to the expiration of the initial term hereof; exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least six (6) months and not more than eight (8) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder on the date of such notice or on the date any extended term is to commence, then the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.7) to the "term" of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.7, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.


                                    3. RENTAL

      3.1.  Minimum Rental.

            (a) Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, on or before the Commencement Date and on or before the first day of each subsequent calendar month of the term of this Lease, the following amounts per month:

                              Months           Minimum Rental
                              ------           --------------

                            001 - 012            $37,500.00
                            013 - 024            $37,500.00
                            025 - 036            $39,000.00
                            037 - 048            $40,500.00
                            049 - 060            $42,250.00
                            061 - 072            $43,750.00
                            073 - 084            $45,500.00
                            085 - 096            $47,500.00
                            097 - 108            $49,250.00
                            109 - 120            $51,250.00
                            121 - 132            $53,250.00
                            133 - 144            $55,500.00
                            145 - 156            $57,750.00
                            157 - 168            $60,000.00
                            169 - 180            $62,500.00

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

            (b) The minimum rental amounts specified in this Section 3.1 are based upon an estimated area of 25,000 square feet for the Premises. If the actual area of the Premises, when completed, is greater or less than 25,000 square feet, the minimum rentals specified in this Section 3.1 shall be adjusted proportionately to the change in the area of the Premises, as determined in good faith by Landlord's architect on the basis of measurement from the exterior faces of exterior walls, from the centerline of interior demising walls, and from the drip line of any exterior overhangs.

            (C) The minimum rental amounts specified in this Section 3.1 are based upon an estimated tenant improvement allowance of Sixty Five Dollars ($65.00) per square foot for the work to be performed by Landlord on the Premises under Section 2.4 and Exhibit C. If Landlord's total direct costs of such work (including, but not limited to, construction costs, permit fees and charges, architects', engineers' and other consulting and professional fees and all other related costs incurred in connection with the design and construction of the work, including up to $50,000 in fees incurred by Tenant for architectural, engineering, space planning and other professional services rendered by professionals approved in writing by Landlord, such approval not to be unreasonably withheld, in connection with the design of the work to be performed by Landlord on the Premises) are less than the product of Sixty Five Dollars ($65.00) times the area of the Premises (in square feet) as determined in good faith by Landlord's architect on the basis described in Section 3.1(b) above, then the minimum rental amounts specified in Section 3.1(a) shall be reduced by an amount equal to one and three-tenths cents ($0.013) per square foot per month for each One Dollar ($1.00) by which such total direct costs are less than Sixty-Five Dollars ($65.00) times the area of the Premises in square feet. If such total direct costs exceed the product of Sixty-Five Dollars ($65.00) times the area of the Premises in square feet, then Landlord will provide an additional tenant improvement allowance (the "Phase II Improvement Allowance") up to a maximum of Five Hundred Thousand Dollars ($500,000.00). To the extent any of the Phase II Improvement Allowance is used (over and above the initial allowance of $65.00 per square foot), the monthly minimum rent shall be increased, commencing upon completion of the improvements constructed with the Phase II Improvement Allowance and continuing until the earlier to occur of the Termination Date of the initial term of this Lease or the date which is ten (10) years after the date of completion of the improvements constructed with the Phase II Improvement Allowance, by a supplemental rent payment in an amount equal to the amount necessary to fully amortize the funds actually expended from the Phase II Improvement Allowance on a monthly level payment basis, with an imputed return at the rate of fourteen percent (14%) per annum, over the lesser of ten (10) years or the period of time remaining to the Termination Date of the initial term of this Lease.

            (d) If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.7 hereof, the minimum rental during the first extended term shall be equal to the fair market rental value of the Premises as theretofore improved under Section 2.4 and Exhibit C (but specifically excluding any improvements which Tenant is entitled to remove from the Premises, under the provisions of Article 7 hereof, upon expiration of this Lease), including any cost of living adjustments or other rental increase provisions then customary in the relevant market for comparable commercial leases, determined as of the commencement of such extended term in accordance with this paragraph. Upon Landlord's receipt of a proper notice of Tenant's exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the fair market rental (including any applicable rental increase provisions) for the Premise's (as theretofore improved under Section 2.4 and Exhibit C, but excluding any improvements which Tenant is entitled to remove from the Premises, under the provisions of Article 7 hereof, upon expiration of this Lease) at the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such fair market rental and rental increase provisions (if any), they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental and any applicable rental increase provisions. If the parties are unable to agree on such rental (including any applicable rental increase provisions) within such sixty (60) day period, then Tenant shall have the right, exercisable only by written notice to Landlord within five (5) business days after the expiration of such 60-day period, to withdraw its notice of exercise, in which case such notice of exercise shall be of no further force or effect and the then current term of this Lease shall expire on its scheduled date. If Tenant does not exercise such withdrawal right, then within fifteen (15) days after the expiration of the 60-day negotiation period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in the city or county in which the Property is located or neighboring areas to appraise and set the fair market rental and any applicable rental increase provisions for the Premises at the commencement of the first extended term. If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a fair market rental (and any appropriate rental increase provisions) within thirty (30) days after the appointment of the second, they shall appoint a third qualified appraiser within ten (10) days after expiration of such thirty (30) day period; if they are unable to agree upon a third appraiser, either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the Superior Court for the county in which the Property is located for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty
(30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the fair market rental and any applicable rental increase provisions for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, (i) the three appraised fair market rentals shall be added together and divided by three and the resulting quotient shall be the fair market rental for the first extended term, and (ii) the applicable rental increase provision shall be equal to the mathematical average (or the nearest reasonable approximation thereto) of the two rental increase provisions that are most closely comparable, which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease.

            (e) If Tenant properly exercises its right to a second extended term of this Lease pursuant to Section 2.7 hereof, the minimum rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term, except that the determination shall be made as of the commencement of the second extended term.

      3.2. Late Charge. If Tenant fails to pay when due rental or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after written notice from Landlord that such rental or other amount is overdue; provided, however, that if any payment of rent or other amounts by Tenant is more than five (5) days late and Landlord gave written notice of delinquency to Tenant prior to such payment actually being made, then for the next twelve (12) calendar months after such written notice was given, Tenant shall be liable for late charges on any further payment of rental or other amounts that is not paid on or before the fifth (5th) day after such rental or other amount is due, without any requirement of prior notice from Landlord to Tenant that such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.


                                    4. TAXES

      4.1. Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of all alterations and additions and all other items installed or paid for by Tenant under this Lease, and the personal property, trade fixtures and all of the property placed by Tenant in or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of Lot 3 or as part of the entire Property, then such tax or assessment shall be paid by Tenant to Landlord immediately upon presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 4.1.

      4.2. Real Property. To the extent the real property taxes and assessments on the Premises are assessed separately from the remainder of the Property, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment thereof. To the extent the Premises are taxed or assessed as part of Lot 3 or as part of the entire Property, such real property taxes and assessments (or, in the case of taxes assessed as part of the entire Property, the portion thereof reasonably allocable to Lot 3) shall constitute Operating Expenses (as that term is defined in Section 5.2 of this Lease) and shall be paid in accordance with the provisions, of Article 5 of this Lease.


                              5. OPERATING EXPENSES

      5.1.  Payment Of Operating Expenses.

            (a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to Eighty Three and Thirty Three Hundredths percent (83.33%) ("Tenant's Operating Cost Share") of the Operating Expenses defined in Section 5.2.

            (b) Tenant's Operating Cost Share as specified in paragraph (a) of this Section is based upon an estimated area of 25,000 square feet for the Premises and upon an aggregate area of 30,000 square feet for the Building. If the actual area of the Premises (when completed) or of the Building, as determined in good faith by Landlord's architect on a basis consistent with that used in measuring other leased premises within the Center, differs from the assumed numbers set forth above, then Tenant's Operating Cost Share shall be adjusted to reflect the actual areas so determined.

      5.2. Definition Of Operating Expenses. Subject to the exclusions and provisions hereinafter contained, the term "Operating Expenses" shall mean the total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Building and of the common areas located on Lot 3 of the Property, including, without limitation, costs incurred for (i) insurance premiums, property management, building maintenance, landscaping and common area maintenance; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor and new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance (v) capital improvements to the Building, amortized over a reasonable period, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) of which Tenant has use or which benefit Tenant (provided that any such improvements under this clause
(bb) are approved in writing by Tenant, are a reasonably necessary repair or replacement of an existing improvement with one of like kind and quality, or are improvements of like kind and quality to those generally existing throughout the Center); and (vi) any other costs allocable to or paid by Landlord, as owner of the Building, pursuant to the terms of any declarations of covenants, conditions and restrictions affecting the Property from time to time. Operating Expenses shall not include any costs attributable to increasing the size of or otherwise expanding the Building or the cost of the work for which Landlord is required to pay under Section 2.4 and Exhibit C. The. distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis. To the extent any items of Operating Expenses are paid by Landlord for the Property as a whole and are not separately stated for the Building or Lot 3 (such as insurance premiums), a reasonable allocation of such items shall be made between the Building or Lot 3, as applicable, and the remainder of the Property to which such items also apply. Notwithstanding any other provisions of this Section 5.2, Operating Expenses shall not include any of the following:
(A) the cost to repair any defects in design, construction or equipment, to the extent resulting from or attributable to work undertaken by Landlord or by its contractors on Landlord's behalf; (B) the cost to investigate and/or remediate any contamination by hazardous or toxic substances or wastes; (C) any expense reserves;

(D) the cost to repair any damage caused by (I) fire, earthquake or other peril (including, but not limited to, any deductible amounts under any earthquake insurance coverage maintained by Landlord), or (II) the negligence or willful misconduct of Landlord, of any other tenant of the Property, or of any of their respective agents, employees or contractors; (E) any costs to the extent Landlord has the right and ability, with reasonable diligence, to recover reimbursement therefor from other parties (such as pursuant to warranties or insurance); (F) costs of a kind that, with respect to the Premises, Building or Lot 3, are paid directly by Tenant pursuant to this Lease; (G) leasing commissions and marketing or promotional expenses relating to the Center or to the procurement of new tenants for the Center; (H) any costs for labor, except to the extent directly attributable to the operation and maintenance of the Premises, the Building or Lot 3, and any costs for overhead or management; and
(I) any costs for new construction, including changes to the common areas of the Property, except to the extent specifically includable as a capital improvement under Section 5.2(v)(aa) or (bb) above.

      5.3. Determination Of Operating Expenses. On or before the Commencement Date and during the last month of each calendar year of the term of this Lease ("Lease Year"), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord's estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Commencement Date, Tenant shall pay to Landlord Tenant's Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year's estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

      5.4.  Final Accounting For Lease Year.

            (a) Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant's Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord's books and records, which statement shall be final and binding on Landlord and Tenant except as otherwise expressly provided herein. If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such calendar year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant's obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

            (b) Notwithstanding any other provisions of this Section 5.4, within ninety (90) days after receipt of any statement from Landlord setting forth actual Operating Expenses and Tenant's Operating Cost Share for any period (a "Statement"), Tenant shall have the right to audit or review Landlord's books and records relating to Operating Expenses for the period covered by the Statement, provided that such audit shall be conducted only during normal business hours, on not less than ten (10) days prior written notice to Landlord, and at Tenant's sole cost and expense, except as hereinafter provided. To the extent that Tenant, on the basis of such audit, disputes any item in the applicable Statement or in the calculation of Tenant's obligations thereunder, Tenant shall give Landlord written notice of the disputed items, in reasonable detail and with reasonable supporting information, within thirty (30) days after the expiration of Tenant's 90-day audit period. If Landlord and

Tenant are not able to resolve such dispute by good faith negotiations within thirty (30) days after Tenant notifies Landlord in writing of the disputed items, then Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a "Big Six" accounting firm designated by Landlord and not then employed by Landlord or Tenant. The audit shall be limited to the determination of the amount of Operating Expenses and of Tenant's share thereof for the Lease Year covered by the Statement, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount paid by Tenant for Operating Expenses for the period covered by the Statement was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the period covered by the Statement by more than five percent (5%), in which event Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 5.4.

      5.5. Proration. If the Commencement Date falls on a day other than the first day of a Lease Year or if this Lease terminates on a day other than the last day of a Lease Year, the amount of Tenant's Operating Cost Share payable by Tenant applicable to such first and last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5.4 to be performed after such termination.


                                  6. UTILITIES

      6.1. Payment. Commencing with the Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or upon the Premises, including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any of such services supplied to the Premises are not separately metered, then the amount thereof shall be an item of Operating Expenses and shall be paid as provided in Article 5.

      6.2. Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used in the Premises because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 6.2, however, in the event of any interruption or failure of any service or utility to the Premises which is caused in whole or in part by the negligence or willful misconduct of Landlord or its agents or employees, which continues for more than forty-eight (48) hours and which materially impairs Tenant's ability to use the Premises for their intended purpose hereunder, then Tenant's rental obligations under this Lease shall be abated in proportion to the extent of the proportional fault of Landlord and its agents and employees and in proportion to the degree of impairment of Tenant's use of the Premises. Such abatement, if any, shall be retroactive to the commencement of the interruption or failure and shall continue until Tenant's use of the Premises is no longer materially impaired thereby.

                                 7. ALTERATIONS

      7.1. Right To Make Alterations. Tenant shall make no alterations, additions or improvements to the Premises, other than interior non-structural alterations costing less than Twenty-Five Thousand Dollars ($25,000.00) in each instance, without the prior written consent of Landlord. All such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner and in compliance with plans and specifications approved in writing by Landlord (as to alterations, additions or improvements for which Landlord's prior written consent is required) and all applicable laws, ordinances, rules and regulations. If Tenant wishes to know in advance whether it will be required to remove any specific alteration, addition or improvement upon termination of this Lease, as contemplated in Section 7.2 hereof, then Tenant may make an express written request for such a determination by Landlord at the time Tenant requests Landlord's consent to the applicable alteration addition or improvement (or if no such consent is required hereunder, then at any time prior to Tenant's actual installation of the applicable alteration, addition or improvement). If Tenant makes such a written request and Landlord does not, in response thereto, notify Tenant in writing within ten (10) days that Landlord intends to require, or at least reserves the right to require, removal of the applicable alteration, addition or improvement upon termination of this Lease, then Landlord shall not be entitled to later request such removal, notwithstanding any contrary provisions in Section 7.2 hereof.

      7.2. Title To Alterations. All alterations, additions and improvements installed by Landlord pursuant to this Lease shall be part of the Building and the property of Landlord. All alterations, additions and improvements installed by Tenant, in or about the Premises at Tenant's expense shall remain Tenant's property during the term of this Lease, and, Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto, but Tenant shall not remove any such alterations, additions or improvements without Landlord's prior written consent and such alterations, additions and improvements shall become part of the Building and the property of Landlord at the expiration or termination of this Lease, unless Landlord elects to require Tenant to remove the same upon such expiration or termination. The foregoing provisions shall not in any event apply to Tenant's movable furniture, trade fixtures and personal property not affixed to the Property, all of which items shall in all events remain Tenant's property and be removable by Tenant at the expiration or termination of this Lease, subject to Tenant's obligation to immediately repair any damage caused by installation or removal of such items.

      7.3. Tenant Fixtures. Notwithstanding the foregoing, Tenant may install, remove and reinstall trade fixtures without Landlord's prior written consent, except that any fixtures which are affixed to the Premises or which affect the exterior or structural portions of the Building shall require Landlord's written approval. The foregoing shall apply to Tenant's signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace solely with Landlord's prior written consent as to location, size and composition. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 7.3.

      7.4. No Liens. Tenant shall at all times keep the Premises free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Premises. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Premises. Tenant shall indemnify, defend and hold Landlord harmless against liability, loss, damage, cost and all other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under tenant.

                           8. MAINTENANCE AND REPAIRS

      8.1. Landlord's Work. Landlord shall repair and maintain or cause to be repaired and maintained those portions of the Building outside of the Premises, the common areas of the Property, and the roof, exterior walls and other structural portions of the Building. The cost of all work performed by Landlord under this Section 8.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord or any other tenant of the Building, (ii) is a service to a specific tenant or tenants, other than Tenant, for which Landlord has received or has the right to receive full reimbursement, (iii) is a capital expense not includible as an Operating Expense under Section 5.2 hereof, or (iv) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 10.6 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord's expense, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

      8.2.  Tenant's Obligation for Maintenance.

            (a)   Good Order, Condition and Repair. Subject to the provisions of
Section 2.4 and Exhibit C hereof, by accepting possession of the Premises, Tenant acknowledges that the Premises are in good and sanitary order, condition and repair. Except as provided in Section 8.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located, including but not limited to the signs, interior, the face of the ceiling over Tenant's floor space, HVAC equipment and related mechanical systems serving the Premises (for which HVAC equipment and related systems Tenant shall enter into a service contract with a qualified, licensed [to the extent required by law] person or entity approved in writing by Landlord, which approval shall not be unreasonably withheld), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces and all other interior repairs, foreseen and unforeseen, as required. Notwithstanding any other provisions of this Section 8.2(a), Tenant shall not be required to repair or correct (i) damage caused by the negligence or willful misconduct of Landlord, of any other tenant of the Property, or of any of their respective agents, employees or contractors, (ii) damage caused by fire or other casualty (except to the extent expressly provided in Article 13 hereof), or (iii) conditions for which Landlord has the right and ability, with reasonable diligence, to recover substantially complete reimbursement from other parties (such as pursuant to warranties or insurance).

            (b) Landlord's Remedy. If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

            (c) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed or specified to be removed at Landlord's election pursuant to this Lease, and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.


                               9. USE OF PREMISES

      9.1. Permitted Use. Tenant shall use the Premises solely for Office, Research and Development and Laboratory use, for pilot scale and light manufacturing and assembly, and for no other purpose.

      9.2.  [Omitted.]

      9.3. No Nuisance. Tenant shall not use the Premises for or carry on or permit upon the Premises or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of any other tenants or of Landlord in the Building, nor make any other unreasonable use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises, nor bring nor keep anything therein, which will in any way cause the Premises to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

      9.4. Compliance With Laws. Tenant shall not use the Premises or permit the Premises to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Premises, or any order or regulation of any public authority because of Tenant's particular use of the Premises. Tenant shall procure all licenses and permits required for use of the Premises. Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Premises (collectively, "Requirements") because of Tenant's construction of improvements in or other particular use of the Premises. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in or other particular use of the Premises shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section 7.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions; provided, however, that to the extent any structural alterations or additions paid for by Landlord pursuant to this Section 9.4 are considered "capital improvements" under generally accepted accounting principles applied on a consistent basis, the cost of such capital improvements shall be amortized over the remaining term of this Lease (without regard to any then unexercised extension options) on a monthly level payment basis, with an imputed return at the rate of fourteen percent (14%) per annum, and the amount of such monthly amortization payments shall be paid by Tenant to Landlord as supplemental rent together with, but in addition to, the rent otherwise provided in Section 3.1 hereof. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant. Nothing in this Section 9.4 is intended to limit or impair Landlord's obligation, under Section 2.4 and Exhibit C, to ensure that, among other things, the improvements constructed by Landlord pursuant thereto are constructed in compliance with all applicable governmental codes, laws and regulations in force at the time such improvements are constructed, and Tenant shall have no obligation to correct any such noncompliance which is Landlord's responsibility under Section 2.4 and Exhibit C.

      9.5. Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Premises, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

      9.6. Environmental Matters. Without limiting the generality of Tenant's obligations set forth in Section 9.4 of this Lease:

            (a) Tenant shall not cause or permit any hazardous or toxic substance or hazardous waste (as defined in any federal, state or local law, ordinance or regulation applicable to such substances or wastes) to be brought upon, kept, stored or used on or about the Property without the prior written consent of Landlord.

            (b) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment, release and/or disposal of hazardous or toxic substances or wastes in the course of or in connection with the conduct of Tenant's business on the Property, and shall provide Landlord with copies of any and all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with Tenant's use of the Property.

            (c) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) any failure by Tenant to comply with any provisions of subparagraph (a) or (b) above, or (ii) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous or toxic substances or wastes on or about the Property in connection with Tenant's use or occupancy of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant. Nothing in this Section 9.6 shall be construed to make, Tenant responsible for any environmental conditions caused by third parties during the term of this Lease, except to the extent such third parties are agents or employees of Tenant or are on the Property in the course of or in connection with the conduct of Tenant's business thereon.

            (d) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any hazardous or toxic substances or wastes present on the Property as of the Commencement Date, and/or (ii) any unauthorized release into the environment of hazardous or toxic substances or wastes to the extent they result from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

            (a) The provisions of this Section 9.6 shall survive the termination of this Lease.

                           10. INSURANCE AND INDEMNITY

      10.1. Insurance.

            (a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, comprehensive public liability and property damage insurance to protect against any liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) One Million Dollars ($1,000,000.00) for injury to or death of one person, (ii) Three Million Dollars ($3,000,000.00) for personal injury or death, per occurrence, and (iii) Five Hundred Thousand Dollars ($500,000.00) for property damage, or a combined single limit of public liability and property damage insurance of not less than Five Million Dollars ($5,000,000.00). Such insurance shall name Landlord and its general partners and Managing Agent as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligations of Tenant under this Lease.

            (b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 5.2 hereof), fire and "all risk" extended coverage property damage insurance for the Building and interior improvements that are the property of Landlord and for the improvements in the common areas of the Property, on a full replacement cost basis, with rental loss insurance. Such insurance may include earthquake and/or flood coverage to the extent Landlord in its discretion elects to carry such coverage, and shall have such commercially reasonable deductibles and other terms as Landlord in its discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for any alterations, additions, improvements, trade fixtures or personal property installed or maintained by Tenant on or about the Promises.

      10.2. Quality of Policies and Certificates. All policies of insurance required hereunder shall be issued by responsible insurers and shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in
Section 10.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 10 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expanded by it to procure any such insurance shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain, to the extent reasonably available, written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation, amendment or revision of coverage.

      10.3. Workers' Compensation. Tenant shall maintain in full force and effect during the term of this Lease workers' compensation insurance covering all of Tenant's employees working on the Premises.

      10.4. Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other
(i) damages for injury to or death of persons, (ii) damage to property, (iii) damage to the Premises or any part thereof, or (iv) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under subparts (i)-(iv) hereof are covered, and only to the extent of such coverage, by insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any policy required under this Article 10 denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant under this Article 10 shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

      10.5. Increase In Premiums. Tenant shall do all acts and pay all expenses necessary to insure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Premises complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises to be used in a manner which increases the existing rate of any insurance on the Premises carried by Landlord, Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

      10.6. Indemnification.

            (a) Tenant shall indemnify, defend and hold Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and. contractors, harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs ( including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Premises, or for injuries to Tenant, its agents or third persons in or upon the Premises, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Premises.

            (b) Landlord shall indemnify, defend and hold Tenant, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors, harmless from any and all liability for injury to or death of any person or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.

      10.7. Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.


                           11. SUBLEASE AND ASSIGNMENT

      11.1. Assignment And Sublease Of Premises. Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto shall be void. Any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of the stock of or other interest in Tenant, or any series of one or more of such events, involving in the aggregate a change of fifty percent (50%) or more in the beneficial ownership of Tenant or its assets shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding anything in this Section 11.1 to the contrary, Tenant may assign this Lease or sublet the Premises, in whole or in part, without Landlord's consent (but with prior or concurrent written notice to Landlord), to
(a) any subsidiary, division or other entity controlled by, controlling or under common control with Tenant, or (b) any entity or person which is the successor to Tenant by merger, consolidation or nonbankruptcy reorganization or which acquires substantially all of the assets of Tenant's business conducted in the Premises, provided in each such instance that any such assignee or successor assumes in full, in writing and for the benefit of Landlord, the obligations of Tenant under this Lease and that the net worth of the assignee or successor immediately after the applicable transfer is equal to or greater than that of Tenant immediately prior to the applicable transfer. In addition, no sale or transfer of the capital stock of Tenant in connection with any initial public offering of Tenant's stock or through the facilities of any public securities exchange shall be deemed to be an assignment, subletting or other transfer of the Lease, the Premises or any interest therein.

      11.2. Rights Of Landlord. Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 11, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.


                     12. RIGHT OF ENTRY AND QUIET ENJOYMENT

      12.1. Right of Entry. Landlord and its authorized representatives shall have the right to enter the Premises at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency, for the purpose of inspecting and determining the condition of the Premises or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises to prospective purchasers, to show the Premises to prospective tenants, and to post notices of nonresponsibility. In making such entry, Landlord shall comply with any reasonable security requirements of which Landlord has been advised in writing by Tenant, and Landlord shall not in any event, except with Tenant's prior written consent, grant access to the Premises to any person or entity who is engaged in a business directly competitive with the business of Tenant conducted on the

Premises from time to time. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

      12.2. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.


                             13. CASUALTY AND TAKING

      13.1. Termination Or Reconstruction. If during the term of this Lease the Premises or Building, or any substantial part of either, (i) is damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, (ii) is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or (iii) receives irreparable damage by reason of anything lawfully done under color of public or other authority, this Lease shall terminate as to the entire Premises at Landlord's election by written notice given to Tenant within sixty (60) days after the damage or taking has occurred. If Landlord does not elect to terminate this Lease as hereinabove provided, Landlord shall repair any such damage and restore the Premises (to the extent of Landlord's work originally performed therein under Section 2.4 and Exhibit C) and the Building as nearly as reasonably possible to the condition existing before the damage or taking; provided, however, that in the event of any earthquake damage to the Building or Premises, the amount of any repair or restoration costs representing deductible amounts under any applicable earthquake insurance shall be borne fifty percent (50%) by Landlord as Landlord's sole expense and fifty percent (50%) shall be amortized over a ten
(10) year period (regardless of the then remaining term of this Lease) on a monthly level payment basis, with an imputed return at the rate of fourteen percent (14%) per annum, and the amount of such monthly amortization payments for each month remaining in the term of this Lease (including any extensions duly exercised by Tenant) shall be paid by Tenant to Landlord as supplemental rent together with, but in addition to, the rent otherwise provided in Section
3.1 hereof. (Landlord hereby advises Tenant that Landlord's existing earthquake insurance carries a twenty percent (20%) deductible, but that such deductible is reviewed at least annually and is subject to change.) In the case of damage or destruction prior to the final year of the term of this Lease, Landlord's termination right shall be exercisable only if either the time reasonably estimated by Landlord's architect or contractor to be required for the repair or restoration of the Building to the extent necessary to permit Tenant to resume substantially all of its normal business activities therein exceeds one hundred twenty (120) days from the date of the damage or destruction or the reasonably estimated cost of such repair or restoration is not covered by insurance proceeds reasonably available for such repair or restoration under the insurance required to be maintained by Landlord pursuant to Section 10.1(b) hereof.

      13.2. Tenant's Rights. If any portion of the Premises is so taken by condemnation, Tenant may elect to terminate this Lease if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Premises. Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify. Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate, except that this Lease shall terminate on the date of taking if the date of taking falls on any date before the date of termination designated by Tenant.

      13.3. Lease To Remain In Effect. If neither Landlord nor Tenant terminates this Lease as hereinabove provided, this Lease shall continue in full force and effect, except that minimum monthly rental and Tenant's Operating Cost Share shall abate to the extent Tenant's use of the Premises is impaired for any period that any portion of the Premises is unusable or inaccessible because of a casualty or taking hereinabove described. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises.

      13.4. Reservation Of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Premises, Building, Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures, equipment and any leasehold improvements in the Premises, the cost of which was borne by Tenant, but only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the term of this Lease. Tenant covenants to deliver such further assignments of the foregoing as Landlord may from time to time request.

      13.5. Restoration of Fixtures. If Landlord repairs or causes repair of the Premises after such damage or taking, Tenant at its sole expense shall repair and replace promptly all fixtures, equipment and other property of Tenant located at, in or upon the Premises and all additions, alterations and improvements and all other items installed or paid for by Tenant under this Lease that were damaged or taken, so as to restore the same to a condition reasonably appropriate for the resumption of Tenant's business activities in the Premises. In so doing, Tenant shall have the right to make modifications to the previously existing alterations, additions, fixtures and improvements in the Premises, subject to the prior written approval of Landlord, which shall not be unreasonably withheld. In its review of Tenant's plans end specifications, Landlord may take into consideration the effect of the proposed modifications on the exterior appearance, the structural integrity and the mechanical and other operating systems of the Building, and shall take into account any reasonable changes in Tenant's anticipated business operations on the Premises.


                                   14. DEFAULT

      14.1. Events Of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

            (a) Abandonment of the Premises. Tenant waives any right Tenant may have to notice under Section 1951.3 of the California Civil Code, the terms of this subsection (a) being deemed such notice to Tenant as required by said
Section 1951.3;

            (b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) days after written notice of such failure;

            (c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for thirty (30) days after written notice of such failure. If it is not possible to cure such default within thirty (30) days, Tenant shall commence cure within said thirty (30) day period and shall to proceed diligently to complete cure;

            (d) General Assignment. A general assignment by Tenant for the benefit of creditors;

            (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Premises and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

            (f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of thirty (30) days;

            (g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

            (h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

      14.2. Remedies Upon Tenant's Default.

            (a)   Upon the occurrence of any event of default described in
Section 14.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

            (b) Even if Tenant has breached this Lease or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

            (c) If Landlord terminates this Lease pursuant to this Section 14.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section.

      14.3. Remedies Cumulative. All rights, privileges and elections or remedies of Landlord contained in this Article 14 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.


                     15. SUBORDINATION, ATTORNMENT AND SALE

      15.1. Subordination To Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Building, the Property, or both, and the rights of any assignee of Landlord or mortgagee, trustee, beneficiary, landlord or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be, and if Tenant fails to do so within ten (10) days after demand from Landlord, Tenant constitutes and appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to do so. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and shall execute and deliver any instrument or instruments confirming the attornment herein provided for. Within thirty (30) days after execution of this Lease, Landlord shall deliver to Tenant a Non-Disturbance Agreement executed and acknowledged by SDK Incorporated or any other lender presently holding the beneficial interest under any deed of trust encumbering the Property, which agreement shall be in a form reasonably acceptable to Tenant and shall provide that neither this Lease nor Tenant's possession or other rights hereunder shall be affected, modified or disturbed by any foreclosure or any assignment by deed in lieu of foreclosure, so long as Tenant is not then in default hereunder. Similarly, Tenant's obligation to subordinate this Lease to any future ground lease, mortgage, deed of trust, sale/leaseback transaction or other hypothecation for security placed upon the Building, the Property or both shall be conditioned on Tenant's receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a nondisturbance agreement in a form reasonably acceptable to Tenant, providing that neither this Lease nor Tenant's possession or other rights hereunder shall be affected, modified or disturbed by any foreclosure or any assignment by deed in lieu of foreclosure, so long as Tenant is not then in default hereunder.

      15.2. Sale of Landlord's Interest. Upon sale, transfer or assignment of Landlord's entire interest in the Building and Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment, but only if and to the extent that the transferee expressly assumes in writing, for the benefit of Tenant, Landlord's obligations under this Lease from and after the date of such sale, transfer or assignment.

      15.3. Estoppel Certificates. Either party shall at any time and from time to time, within ten (10) days after written request by the other party, execute, acknowledge and deliver to the requesting party a certificate in writing, stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the responding party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder (or if any such defaults or events exist, specifying the same); and (iv) such other matters as may reasonably be requested by the requesting party or any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property. Any such certificate provided under this Section 15.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, or upon any grant of a deed in lieu of foreclosure of any mortgage or deed of trust on the Property or Premises, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the requesting party for execution.

      15.4. Subordination To CC&R's. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions recorded by Landlord with respect to the Property from time to time, provided that the terms of such declarations are reasonable and do not discriminate against Tenant relative to other tenants occupying portions of the Property, and
(b) to the Declaration of Covenants, Conditions and Restrictions dated June 20, 1979 and recorded on July 5, 1979 as Instrument No. 79-130777, Alameda County Records, as amended from time to time (the "Master Declaration"), the provisions of which Master Declaration are an integral part of this Lease. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence the subordination provided in this Section 15.4.


                                  16. SECURITY

      16.1. Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Thirty Seven Thousand Five Hundred and no/100 Dollars ($37,500.00), which sum (the "Security Deposit") shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or may become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten
(10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from Landlord's general funds, and Tenant shall not be entitled to interest thereon. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord's successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.


                                17. MISCELLANEOUS

      17.1. Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:


      To Tenant:    (until Commencement Date)

                    RiboGene, Inc.
                    21375 Cabot Boulevard
                    Hayward, CA 94545
                    Attn: Chief Financial Officer

                    (after Commencement Date)

                    RiboGene, Inc.
                    3980 Point Eden Way
                    Hayward, CA 94545
                    Attn: Chief Financial Officer


      To Landlord:  Hayward Point Eden I Limited Partnership
                    c/o Britannia Developments, Inc.
                    1939 Harrison Street, Suite 412
                    Park Plaza Building
                    Oakland, CA 94612
                    Attn: T.J. Bristow

     with copy to:  Folger Levin & Kahn LLP
                    Embarcadero Center West
                    275 Battery Street, 23rd Floor
                    San Francisco, CA 94111
                    Attn: Donald E. Kelley, Jr.

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

      17.2. Successors And Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, said liability terminating upon termination of such ownership and passing to the successor lessor.

      17.3. No Waiver. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

      17.4. Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

      17.5. Litigation Between Parties. In the event of any litigation between the parties hereto growing out of this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such litigation, any appellate proceedings relating thereto and/or the enforcement of any judgment entered therein. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

      17.6. Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

      17.7. Interpretation. The provisions of this Lease shall be construed as a whole according to their common meaning and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

      17.8. Entire Agreement. This written Lease, together with the exhibits hereto and the side letter executed concurrently herewith regarding certain additional space in the Building, collectively contain all the representations and the entire understandings between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease, the exhibits hereto and the side letter described above. This Lease may be modified only by an agreement in writing signed by each of the parties.

      17.9. Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

      17.10. No Partnership. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

      17.11. Financial Information. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Premises designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant's prior written consent. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant's most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant's most recent fiscal year, accompanied by a certificate of Tenant's chief financial officer that such financial statements fairly present Tenant's financial condition as of the date(s) indicated.

             Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Premises, financial information pertaining to Tenant's financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

      17.12. Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Premises, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees.

      17.13. Time. Time is of the essence of this Lease, and of every term and condition hereof.

      17.14. Rules And Regulations. Tenant shall observe and obey such rules and regulations as Landlord may promulgate from time to time for the safety, care, cleanliness, order and use of the Premises and the Building.

      17.15. Brokers. Landlord agrees to pay a brokerage commission to Cushman & Wakefield in connection with the consummation of this Lease in accordance with a separate agreement. Tenant represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold Landlord harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by Tenant with any other broker.

      17.16. Memorandum Of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this

Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

        17.17. Corporate Authority. The person signing this Lease on behalf of Tenant warrants that he or she is fully authorized to do so and by so doing, to bind Tenant.

        17.18. Parking. Landlord will provide at no additional cost to Tenant parking of no less than 100 spaces on a non-exclusive basis.

        17.19. Signage. Landlord shall provide to Tenant, as part of Landlord's work under Section 2.4 and Exhibit C and chargeable against the tenant improvement allowance relating to such work, a monument sign in front of the Premises to conform to existing signage at the Center and to be subject to any required city approval.

        17.20. Stock Warrants. No later than seven (7) days after the Commencement Date and without written notice from Landlord, as a condition of Landlord's obligations hereunder, Tenant shall deliver to Landlord, subject to compliance with all applicable securities laws, a warrant or warrants, registered in the name(s) of Landlord or its designee(s) and in form and substance reasonably satisfactory to Landlord, providing for the purchase of an aggregate of Two Hundred and Fifty Thousand (250,000) shares of Tenant's common stock. Such warrants shall have an exercise price of Two Dollars and Twenty-Five Cents ($2.25) per share and shall be exercisable at any time up until the sixth
(6th) anniversary of the Commencement Date; provided, however, that if an initial public offering of Tenant's common stock has not occurred by May 1, 1998, then the exercise period for the warrants shall be extended until May 1, 2004.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.


         "Landlord"                                 "Tenant"

HAYWARD POINT EDEN I LIMITED              RIBOGENE, INC., a California
PARTNERSHIP, a Delaware limited           corporation
partnership

By:  BRITANNIA DEVELOPMENTS,              By: /s/
     INC., a California corporation,          --------------------------------
     Its Managing Partner                 Its:
                                              --------------------------------

     By: /s/ T. J. BRISTOW
         ---------------------------
         T.J. Bristow
         President

                                  CONSTRUCTION

      Landlord, at its sole cost and expense (subject to the rental adjustment provisions described below), shall undertake and diligently complete, subject to delays for causes beyond its reasonable control (excluding financial inability), interior tenant improvements in the Premises in accordance with the Approved Plans and Specifications (as defined below and as modified from time to time in accordance with this Exhibit C). Landlord shall use its best endeavors to complete its work in accordance with the Time Line attached as Exhibit E to this Lease, as modified from time to time by mutual agreement of Landlord and Tenant. Landlord's work shall be performed in a neat and workmanlike manner and shall conform to all applicable governmental codes, laws and regulations in force at the time such work is completed. Landlord and Tenant shall both use their best endeavors to develop, review and approve all space plans, working drawings, final drawings, specifications, changes (if applicable) and other matters within the time periods set forth in the Time Line attached as Exhibit E to this Lease, as modified from time to time by mutual agreement of Landlord and Tenant.

      As reflected in Section 3.11(c) of this Lease, Landlord has agreed to make available for the interior improvements in the Premises a basic tenant improvement allowance of Sixty-Five Dollars ($65.00) per square foot, and a supplemental "Phase II improvement allowance" of up to Five Hundred Thousand Dollars ($500,000.00), subject to Tenant's rights to review and approve budget amounts and bids under this Exhibit C. If any portion of the Phase II improvement allowance is expended by Landlord, then there shall be a rental adjustment in accordance with Section 3.1(c). Landlord's total direct costs of the interior tenant improvements (including, but not limited to, construction costs, permit fees and charges, architects', engineers' and other consulting and professional fees, and all other related costs incurred in connection with the design and construction of the work, including up to $50,000 in fees incurred by Tenant for architectural, engineering, space planning and other professional services rendered by professionals approved in writing by Landlord, such approval not to be unreasonably withheld, in connection with the design of the work to be performed by Landlord on the Premises) shall be chargeable against the basic tenant improvement allowance and, to the extent they exceed that allowance, against the Phase II improvement allowance. If Landlord's total direct costs of the interior tenant improvements are less than Sixty-Five Dollars ($65.00) per square foot, then the monthly minimum rent shall be reduced pursuant to the formula set forth in Section 3.1(c) of the Lease.

      The Building Shell of the Building shall be constructed by Landlord at Landlord's sole cost and expense and shall include a concrete slab floor with a steel trowel finish, exposed wood frame roof with a built-up roof membrance, and aluminum storefront with tinted glass. The glass in the five-foot ribbon windows will be high-performance reflected glass. The electrical room is also included as part of the Building Shell, including a 2000 Amp main disconnect and house panel for site and common area lighting. Tenant metering, however, will be provided as part of the tenant improvements and will be chargeable against the tenant improvement allowance. The Building Shell also includes overhead fire sprinklers at the underside of the roof structures. Sprinkler head drops will be provided as part of the tenant improvements and will be chargeable against the tenant improvement allowance. The Building Shell is further defined as part of the "building standard specification" set forth in Exhibit F attached to the Lease.

      The cost of fifty percent (50%) of the demising wall between the Premises and the adjacent ITT option space shall be part of the tenant improvements and chargeable against the tenant improvement allowance.

      Landlord and its architect, Chamorro Design Group ("CDG"), shall prepare an initial set of plans and specifications for the interior improvements to the Premises, to


                             EXHIBIT C (Page 1 of 2)
be mutually approved (such approval not to be unreasonably withheld or delayed) by Landlord and Tenant (the "Approved Plans and Specifications"), based on Landlord's Building Standard Specifications as set forth in Exhibit F attached to this Lease but taking into account Tenant's specific operating requirements as communicated to Landlord and CDG by Tenant or its professional consultants. (For purposes of the preceding sentence, Tenant shall have the right to submit to Landlord and CDG, as part of the design process, documents detailing any specific operating requirements and needs of Tenant, and Landlord agrees to cause CDG to take such requirements into consideration, to the extent reasonably possible, in the preparation of the Approved Plans and Specifications and the working drawings.) CDG will then produce detailed working drawings, based on the Approved Plans and Specifications, for submission to the City of Hayward for building permit approval. Any material changes from the Approved Plans and Specifications shall be subject to mutual approval (not unreasonably withheld or delayed) by Landlord and Tenant, provided, however, that any changes required from time to time in the Approved Plans and Specifications, working drawings and/or final plans and specifications as a result of applicable law or governmental requirements, or at the insistence of any other third party whose approval may be required with respect to such improvements, or as a result of unanticipated conditions encountered in the course of construction, may be implemented by Landlord after prior notice to Tenant, but shall not require Tenant's approval or consent (although Landlord agrees to give reasonable consideration to Tenant's views regarding functional characteristics of any such required changes).

      The general contractor for the interior tenant improvements shall be Concrete Shell Structures, Inc., or any other licensed and qualified general contractor selected by Landlord in its sole discretion. Since the general contractor's contract will not be competitively bid, Landlord agrees to exercise reasonable efforts to ensure that the general contractor's markup and other contract terms are reasonable and competitive in light of market conditions. All material subcontracts shall be bid to at least three (3) subcontractors. Tenant shall have the right to submit names of specific subcontractors from which it would like bids to be invited in particular areas or trades, but such subcontractors shall be subject to approval (prior to requests for bids) by Landlord and the general contractor, such approval not to be unreasonably withheld, and Landlord shall in all events have the right of final approval over subcontractors. Tenant shall at all times have access to the details of all bids and estimates for the interior tenant improvements (but not for the building shell), including (but not limited to) estimates and actual expenses submitted by the general contractor in connection with the interior tenant improvements, and the cost aspects of all subcontract bids and estimates for the interior tenant improvements shall be subject to mutual approval by Landlord and Tenant. Prior to commencement of construction of interior tenant improvements, all bids, estimates, budgets and contracts with respect to the interior tenant improvements shall be available for review by Tenant and, in the case of all subcontract bids and estimates, for mutual approval by Landlord and Tenant. Cost aspects of any changes requested by Tenant from time to time in the Approved Plans and Specifications, working drawings and/or final plans and specifications shall be subject to mutual approval by Landlord and Tenant; cost aspects of any changes required from time to time in the Approved Plans and Specifications, working drawings and/or final plans and specifications as a result of applicable law or governmental requirements, or at the insistence of any other third party whose approval may be required with respect to such improvements, or as a result of unanticipated conditions encountered in the course of construction, shall not require Tenant's approval or consent, but Tenant shall at all times have access to the details of the cost aspects of such changes (including estimates and actual expenses) for informational purposes. Tenant shall have the right to meet with the general contractor or any subcontractor at any time, on reasonable notice to Landlord and the general contractor, or on a periodic or regularly scheduled basis, to review the status of the construction of the interior tenant improvements, the actual costs to date and the estimated time and costs to completion.


                             EXHIBIT C (Page 2 of 2)

                           [LOCATION OF PREMISES MAP]



                                   EXHIBIT A

                        BUILDING STANDARD SPECIFICATION


RIBOGENE                                BRITANNIA BUSINESS CENTER/PT EDEN III
CDG File #9606.02
2/25/97

5.  Insulation:

    a. Full thick unfinished batts in Toilet room walls, Conference walls, C.F.O., walls and V.P. office walls.

    b.  R-11 foil faced batts at all exterior walls of conditioned spaces.

    c.  R-19 foil faced batts at roof.

6.  HVAC:

    a.  Gas fired roof top package units.

    b.  HVAC will be provided in all areas except the following:
            Storage
            Shipping and receiving

    c.  The following areas will be provided with gas fired space heater:
            Shipping and receiving
            Storage

7.  Plumbing:

    a.  See plan for locations.

8.  Electrical:

    a)  Minimum of 3 electrical and one tele/data outlet per room.

    b) Lighting in T-bar ceilings shall be 2 X 4 recessed fluorescent fixtures with flat acrylic lenses. Lighting levels to conform to the latest Title 24 requirements.

    c) Lighting in gyp. bd. ceilings shall be surface mounted wrap around fluorescent.

    d) Lighting in exposed ceiling areas shall be either chain-hung strip fluorescent on high pressure sodium.

9.      Miscellaneous:

    a) Plastic laminate lab benches with plastic laminate countertops (chemical resistant in Chem. and Anal. lab)

    b)  Fumehoods



CHAMORRO DESIGN GROUP                                              PAGE 3 OF 3


                            EXHIBIT F (Page 4 of 4)

                        BUILDING STANDARD SPECIFICATION

RIBOGENE                                  BRITANNIA BUSINESS CENTER/PT EDEN III
CDG File #9606.02
2/25/97

TOILET ROOMS/SHOWER:

        Floor   -       Ceramic tile
        Base    -       Ceramic tile
        Walls   -       4' Ceramic tile wainscot on wet walls
                -       Gyp. bd.-enamel
        Ceiling -       Gyp. bd.-enamel
        Misc.   -       Plastic lam. countertops
                -       Metal toilet partitions
                -       Recessed stainless steel toilet accessories
                -       Fiberglas shower

JANITOR:

        Floor   -       V.C.T.
        Base    -       Vinyl topset
        Walls   -       4' marlite wainscot
                -       Gyp. bd.-enamel
        Ceiling -       Gyp. bd.=enamel

STORAGE
SHIPPING & RECEIVING:

        Floor   -       Concrete-sealed
        Base    -       Vinyl topset
        Walls   -       Gyp. bd.-Paint
                -       Concrete-paint
        Ceiling -       Exposed framing

NOTES:

1.      Carpets: 28 oz direct glue down, unless noted otherwise.

2.      All finished ceilings at 9'-0'.

3.      Door frames and hardware:

        a.      3'x7' SC, oakwood veneer, clear finish.
        b.      Painted aluminum door frames.
        c.      Schlage "D-series" hardware with lever handles.

4. Fire sprinklers: Semi-recessed heads with white painted escutcheons in all finished ceilings.



CHAMORRO DESIGN GROUP                                               PAGE 2 OF 3



                            EXHIBIT F (Page 3 of 4)

                                   TIME LINE

                                (TO BE PROVIDED)



                                   EXHIBIT E

            RIBOGENE CONSTRUCTION SCHEDULE
            PREPARED ON 08 MARCH 97

JAN 97     FEB 97     MAR 97        APR 97     MAY 97     JUNE 97      JULY 97    AUG 97     SEP 97
6 13 20 27 3 10 17 24 3 10 17 24 31 7 14 21 28 5 12 19 26 2 9 16 23 30 7 14 21 28 4 11 18 25 1 8 15 22 29
TENANT IMPROVEMENTS

     1 ROUGH M.E.P. UNDERSLAB
        SAW CUT FLOORS
        INSTALL ROUGH PLUMBING
        CONCRETE PATCHING
     2 ROUGH M.E.P. @ CEILING
     3 FRAME HIGH WALLS
     4 DRYWALL @ HIGH WALLS
     5 T-BAR GRID
     6 FRAME BELOW GRID
     7 M.E.P. IN WALLS
     8 INSULATE WALLS
     9 DRYWALL, TAPE & TOP
    10 INTERIOR PAINTING
    11 FINISH RESTROOMS
    12 FINISH LABS
    13 FLOOR COVERINGS
    14 CABINETRY
    15 FINISH MEP
    16 PUNCH LIST
    17 MOVE IN

                                    APR 97     MAY 97     JUNE 97      JULY 97    AUG 97     SEP 97
                                    7 14 21 28 5 12 19 26 2 9 16 23 30 7 14 21 28 4 11 18 25 1 8 15 22 29

                        BUILDING STANDARD SPECIFICATION


RIBOGENE

Britannia Pt. Eden Business Center Phase III building structure is a conventional tilt-up concrete structure. Supported on concrete spread footings, the floor slab is 5" reinforced concrete over a membrane and engineered fill. The roof is a panelized wood roof supported by steel columns, girders, and open web metal joists. The built-up roofing membrane utilizes a 4-ply system with a mineral surfaced cap sheet.

The building shell and tenant improvements will be separated as follows:

BUILDING SHELL:
- Building envelope
- Exterior concrete walks
- Parking areas
- Landscaping and irrigation
- Roof drains and drain lines
- Fire sprinklers at roof elevation
- Trash enclosures
- Utilities:
       - site lighting
       - electric transformer
       - underground electrical to building pull-section
       - gas to exterior meter on building
       - telephone conduit to building
       - site storm drain system
       - main sanitary sewer line under ground floor slab

TENANT IMPROVEMENTS
- Toilet cores
- Interior partitioning
- Interior finishes
- Millwork
- Specialty items, such as skylights
- HVAC system
- Building exhaust system
- Thermal building insulation
- Fire sprinkler drops below roof elevation
- Utilities:
       - all electrical beyond pull section including electrical main disconnect and distribution panels
       - gas piping beyond main gas meter
       - telephone conduit beyond utility co. termination point
       - sanitary sewer lines to main line under ground floor
       - lab gas piping all lab utilities, i.e. natural gas, compressed air, vacuum, etc.
       - utility connection fees based on items that are part of tenant improvements



CHAMORRO DESIGN GROUP


                            EXHIBIT F (Page 1 of 4)

                        BUILDING STANDARD SPECIFICATION

RIBOGENE                                  BRITANNIA BUSINESS CENTER/PT EDEN III
CDG File #9606.02
2/25/97

INTERIOR MATERIALS/FINISHES
---------------------------

RECEPTION/LOBBY
PRIVATE OFFICES
OPEN OFFICE AREAS
CONFERENCE ROOMS
LIBRARY
CORRIDORS:

        Floor   -       Carpet
        Base    -       Vinyl topset
        Walls   -       Gyp. bd.-paint
        Ceiling -       Acoustic tiles-2x4 T-bar

LABS
HAX. MAT. STORAGE
NMR
EQUIPMENT, WEIGHING, CHEM. STORAGE
RADIATION
DARK ROOM
COLD ROOM
D.I. WATER
AUTOCLAVE
GLASS
BL-2
PLATE POWERING:

        Floors  -       V.C.T
        Base    -       Vinyl topset
        Walls   -       Gyp. bd.-paint
        Ceiling -       Acoustic tile-2x4 T-bar

LUNCH
KITCHEN STORAGE
RECORD STORAGE
COPY/MAIL
ELECTRICAL:


        Floors  -       V.C.T
        Base    -       Vinyl topset
        Walls   -       Gyp. bd.-paint
        Ceiling -       Acoustic tile-2x4 T-bar
        Misc.   -       Upper & lower base cabinets, plastic laminate finish,
                        sink, garbage disposal and dishwasher in Lunch only



CHAMORRO DESIGN GROUP                                                PAGE 1 OF 3



                            EXHIBIT F (Page 2 of 4)

                     ACKNOWLEDGEMENT OF LEASE COMMENCEMENT


        This Acknowledgement is executed as of _____________, 1997, by HAYWARD POINT EDEN I LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and RIBOGENE, INC., a California corporation ("Tenant"), pursuant to Section
2.5 of the Lease dated March 7, 1997 between Landlord and Tenant (the "Lease") covering premises located at 3980 Point Eden Way, Hayward, CA 94545 (the "Premises").

        Landlord and Tenant hereby acknowledge and agree as follows:

        1.      The Commencement Date under the Lease is _____________, 1997.

        2. The termination date under the Lease shall be _____________, 2012, subject to any applicable provisions of the Lease for extension or early termination thereof.

        3. The final cost of the tenant improvements for the Premises is $__________, of which $__________ constitutes an expenditure of the Phase II improvement allowance. Based on that cost, the applicable rental adjustment (if any) required under the Lease is as follows (if none, so state): ______________
_______________________________________________________________________________
______________________________________________________________________________.

        4. Tenant accepts the Premises and acknowledges the satisfactory completion of all improvements therein (if any) required to be made by Landlord, subject only to any applicable "punch list" or similar procedures specifically provided under the Lease.

        EXECUTED as of the date first set forth above.


         "Landlord"                                 "Tenant"

HAYWARD POINT EDEN I LIMITED              RIBOGENE, INC., a California
PARTNERSHIP, a Delaware limited           corporation
partnership

By:  BRITANNIA DEVELOPMENTS,              By: __________________________
     INC., a California corporation,      Its: _________________________
     Its Managing Partner


     By: __________________________
         T.J. Bristow
         President

                                    EXHIBITS
                                    --------

EXHIBIT A       Location of Premises

EXHIBIT B       Real Property Description

EXHIBIT C       Construction

EXHIBIT D       Acknowledgement of Lease Commencement

EXHIBIT E       Time Line

EXHIBIT F       Building Standard Specification

                           REAL PROPERTY DESCRIPTION

        Real property located in the City of Hayward, County of Alameda, State of California, more particularly described as follows:

        Lots 1, 2, 3, 4, 5 and 7, Tract 4019, filed June 28, 1979, Map Book 100, Pages 97, 98 and 99, Alameda County Records.

        Subject to easements, restrictions and other matters of record affecting title.





                                   EXHIBIT B